Exhibit 10.33

TERMINATION, RELEASE AND SHARE TRANSFER AGREEMENT

This TERMINATION, RELEASE AND SHARE TRANSFER AGREEMENT (this “Agreement”), dated as of August 13, 2015 is entered into among (i) DRYSHIPS INC. (the “Borrower”), (ii) ALLEY FINANCE CO. (the “Lender”), and (iii) for purposes of Section 3 hereof only, OCEAN RIG UDW INC. (“Ocean Rig”). Capitalized terms used but not defined herein shall have the meanings specified in the Loan Agreement (defined below).

Background

WHEREAS, the Borrower and the Lender are parties to the Amended and Restated Secured Exchangeable Promissory Note, dated as of June 4, 2015 (the “Loan Agreement”), pursuant to which the Lender has extended a loan to the Borrower in the amount of up to $80,000,000 (the “Loan”).

WHEREAS, to secure the Borrower’s obligations to the Lender in connection with the Loan (the “Obligations”), the Borrower granted the Lender a first priority security interest in, among other things, 20,555,556 Ocean Rig Shares (the “Pledged Shares”) pursuant to the Pledge and Security Agreement, dated as of June 4, 2015, between the Borrower and the Lender.

WHEREAS, to perfect the Lender’s security interest in the Pledged Shares, (i) the Pledged Shares were credited to the Borrower’s securities account (No. PORT SB2557.1) (the “Securities Account”) with Deutsche Bank Trust Company Americas (the “Securities Intermediary”) and (ii) the Lender obtained control of the Securities Account and the Pledged Shares pursuant to the Account Control Agreement, dated as of June 10, 2015, among the Borrower, the Lender and the Securities Intermediary (the “Account Control Agreement”).

WHEREAS, the Borrower wishes to repay the Loan in full by transferring ownership of 17,777,778 of the Pledged Shares (the “Repayment Shares”) to the Lender, and the Lender wishes to accept repayment in such form subject to the terms and conditions set forth herein (such repayment, the “Dryships Repayment with Repayment Shares”).

WHEREAS, the Borrower has requested that, after the Dryships Repayment with Repayment Shares, the Lender release its security interest in the remaining collateral pledged to secure the Loan, including the 2,777,778 Ocean Rig Shares that will remain credited to the Securities Account after such repayment.

WHEREAS, the Lender is a wholly-owned subsidiary of Ocean Rig, and the Lender wishes to transfer all of the Lender’s interests in the Repayment Shares to Ocean Rig (the “Alley Transfer of Repayment Shares to Ocean Rig”).

WHEREAS, to more efficiently effect the transfers of the Repayment Shares required to effect the Dryships Repayment with Repayment Shares and the Alley Transfer of

Repayment Shares to Ocean Rig, the parties wish to agree that a direct transfer of the Repayment Shares from the Borrower to Ocean Rig will satisfy the Dryships Repayment with Repayment Shares and the Alley Transfer of Repayment Shares to Ocean Rig.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties hereto hereby agree as follows:

Agreements

1. Termination and Release. Upon the satisfaction of all of the Release Conditions (defined below), (a) the Loan shall be paid in full and all other indebtedness of the Borrower in connection with the Loan Agreement (the foregoing obligations, the “Obligations”) shall be satisfied in full, (b) any lending commitments under the Loan Agreement shall be terminated, and the Lender shall have no further obligation to make any loans or any other obligations, duties or responsibilities in connection with the Loan Agreement and the other documents executed in connection therewith (the “Loan Documents”), (c) all of the security interests, mortgages, liens, pledges, charges and other encumbrances granted to the Lender to secure the Obligations shall be automatically released, (d) all guaranties supporting the Loan shall be automatically released, (e) the Loan Agreement and the other Loan Documents shall be terminated, canceled and of no further force or effect; provided that, the Borrower shall remain liable for any and all indemnification and other provisions of the Loan Agreement and the other Loan Documents that by their terms survive the repayment of the Loan, and (f) the Borrower, or any other party on behalf of the Borrower, shall be authorized to prepare and file termination statements and other instruments and documents evidencing the consummation of the payoff and releases contemplated hereby. The “Release Conditions” are as follows:

(a)	The Lender shall have received a copy of this Agreement duly executed and delivered by the Borrower and Ocean Rig;

(b)	The transfers of the Repayment Shares specified in Section 3 hereof shall have occurred pursuant to such steps and documentation as the Lender may reasonably require, and such transfers shall be consistent with Section 12.4 of the Loan Agreement; and

(c)	The Release Conditions set forth above shall have been satisfied by August 14, 2015.

2. Lender Actions After Release. After the satisfaction of the Release Conditions, the Lender hereby agrees as follows:

(a)	to promptly deliver to the Securities Intermediary, at the expense of the Borrower, termination documents reasonably required by the Securities Intermediary to terminate the Account Control Agreement; and

(b)	to deliver, from time to time, all further releases, termination statements, certificates, instruments and documents, each in form and substance reasonably satisfactory to the Borrower, and take any other actions, as may be reasonably requested by the Borrower to evidence the payoff and releases contemplated hereby, in each case at the expense of the Borrower.

3. Transfers of Repayment Shares. The parties hereto hereby agree that, upon the transfer of the Repayment Shares from the Borrower (or from the Securities Intermediary on behalf of the Borrower) to Ocean Rig and the accompanying re-registration by American Stock Transfer & Trust Company, LLC, as transfer agent for Ocean Rig, of ownership of the Repayment Shares from the name of the Borrower (or from the name of the Securities Intermediary on behalf of the Borrower) to the name of Ocean Rig, the (i) Dryships Repayment with Repayment Shares and (ii) Alley Transfer of Repayment Shares to Ocean Rig, will be deemed to have occurred.

4. Miscellaneous. This agreement shall be governed by and construed in accordance with the law of the State of New York, regardless of the conflicts of law provisions thereof. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and shall not be modified or assigned without the written consent of all parties. This agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

BORROWER

DRYSHIPS INC.

By:
Name: ZIAD NAKHLEH
Title: CFO

LENDER

ALLEY FINANCE CO.

By:
Name: GEOFFROY GUNET
Title: ATTORNEY-IN-FACT

ACKNOWLEDGED AND AGREED (for purposes of Section 3 hereof)

OCEAN RIG UDW INC.

By:
Name: ELPINIKI FOTIOU
Title: Vice President of Finance and Accounting

[Signature page to Termination and Release Agreement]

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